UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KEY MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	84-4768662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Brickell Avenue Suite 1550 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, par value $0.001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement filed number to which this form relates: 333-275545

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, of Key Mining Corp. (the “Registrant”), is set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-275545) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on November 14, 2023, as subsequently amended, and is hereby incorporated herein by reference. The description of the common stock included in any prospectus that constitutes a part of the Registration Statement and is subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KEY MINING CORP.

Date: April 25, 2024	By:	/s/ Cesar A. López Alarcón
	Name:	Cesar A. López Alarcón
	Title:	Chief Executive Officer

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